UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2010

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010, CH2M HILL Companies Ltd. (CH2M HILL) named Michael A. Lucki as its new Senior Vice President and Chief Financial Officer.  Mr. Lucki will assume his new responsibilities effective November 1, 2010.

Mr. Lucki, 54, joins CH2M HILL from Ernst & Young LLP where he was a partner and led the firm’s Global Engineering and Construction (E&C) Industry Practice since 1994 and the firm’s Global Infrastructure Practice since 2008. Mr. Lucki will bring to CH2M HILL extensive E&C industry specific experience with mergers and acquisitions, risk management, tax planning, and corporate finance.  Mr. Lucki also brings to the role over twenty-five years of financial reporting experience with Securities and Exchange Commission registered companies.   Mr. Lucki is the Chair of California State University, Los Angeles (CSULA) School of Business — Accounting Advisory Board and a Trustee of the California State University System Foundation Board.  He holds a BS degree in Business Administration with an emphasis in Accounting from CSULA, is a member of the American Institute of Certified Public Accountants, and a member of the California Society of Certified Public Accountants.

For the last several years, Ernst & Young LLP has been a provider of non-audit accounting and financial services to CH2M HILL and the company anticipates that the relationship with Ernst & Young LLP will continue into the future.

Beginning November 1, 2010, Mr. Lucki will receive a base salary of $550,000 per year.  Mr. Lucki’s compensation will also include an annual incentive pay target of 80% of the base salary  with a potential to earn from 0% to 200% of the target amount depending on his performance and performance of the company.  Mr. Lucki will also participate in CH2M HILL’s long-term incentive  program (LTIP), which has a three-year measurement period with awards tied specifically to long-term goals and objectives set for the company, as a whole, and Mr. Lucki on an individual basis.  Mr. Lucki’s LTIP target for the 2011 program is 95% of the base salary with the potential to earn up to 200% of the target amount based on his individual performance and performance of the company.  As part of the long-term compensation, Mr. Lucki will also receive, subject to Board approval, beginning in 2011, an additional 100% of the base salary in stock options (25%, at a strike price equal to the then current CH2M HILL stock price) and restricted stock (75%), both vesting over three years.

Additionally, CH2M HILL will provide to Mr. Lucki a one-time cash employment incentive of $600,000, payable within the first six months of employment, and a onetime restricted stock award in the amount of $1,000,000, subject to Board approval, vesting in three 1/3 installments over a three-year period, contingent on continuing service.  Mr. Lucki will also participate in all benefits and compensation programs available to executives at his level, including deferred compensation and supplemental retirement programs.

As disclosed in Form 8-K that CH2M HILL filed with the Securities and Exchange Commission on April 20, 2010, JoAnn Shea, CH2M HILL’s Vice President, Chief Accounting Officer and Controller, assumed the role of the company’s acting Chief Financial Officer effective May 15, 2010, while CH2M HILL commenced a national search for the new Chief Financial Officer.    Effective November 1, 2010, Ms. Shea will return to her role as Chief Accounting Officer and Controller of CH2M HILL.  CH2M HILL thanks Ms. Shea for her exemplary service during this interim period.

Item 9.01.  Financial Statements and Exhibitss

(d) Exhibits

99.1 Press release dated September 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: September 28, 2010	By:	/s/Margaret B. McLean
Margaret B. McLean Senior Vice President, Chief Legal Officer & Corporate Secretary

Exhibit Index

Exhibit No.

99.1	Press release dated September 28, 2010